UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

MATTHEWS INTERNATIONAL FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Matthews Asia Funds Four Embarcadero Center, Suite 550 San Francisco, CA 94111

MATTHEWS EMERGING MARKETS EX CHINA ACTIVE ETF SHAREHOLDERS

YOUR PARTICIPATION IS CRITICAL—PLEASE VOTE TODAY

June 17, 2026

Dear Shareholder:

We are contacting you because we have not yet received your voting instructions for the upcoming Special Meeting of Shareholders, which includes the Matthews Emerging Markets ex China Active ETF.

While most other Matthews Asia Funds have received sufficient shareholder participation to proceed with the important business of the Funds, the Matthews Emerging Markets ex China Active ETF has not yet achieved the required level of voting participation. As a result, the Board may be required to consider liquidation of the Fund if sufficient shareholder responses are not received.

A liquidation of the Fund could result in a taxable event for shareholders.

Your vote is critical. If you do not provide your proxy vote promptly, the Matthews Emerging Markets ex China Active ETF may be unable to continue operating. Importantly, any vote counts, including a vote of “ABSTAIN.”

Please submit your voting instructions using one of the voting methods provided on the enclosed ballot.

Thank you for your prompt attention and participation.

Sincerely,

Mark W. Headley

President of Matthews Asia Funds

Matthews Asia Funds Four Embarcadero Center, Suite 550 San Francisco, CA 94111

PLEASE VOTE TODAY – WE NEED YOUR RESPONSE

June 17, 2026

Dear Shareholder:

Your Fund still needs your voting participation. Today, the 2026 Special Meeting of Shareholders has been adjourned to June 30. To proceed with the important business of Matthews Asia Funds, we must have shareholder participation in this special meeting.

As of the time of this mailing, our records show that we have not received your proxy vote.

If you have already voted, thank you very much, and please disregard this notice.

We apologize for the follow-up, but it is urgent that we hear back from you.

Sincerely,

Mark W. Headley

President of Matthews Asia Funds

Here are three convenient methods for voting your proxy:

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number listed on the enclosed proxy card.

2.	Vote Online. You may cast your vote online by visiting the Internet address listed on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the prepaid return envelope provided.

The Board of Trustees unanimously recommends that shareholders vote “FOR” the proposals.

THANK YOU IN ADVANCE FOR YOUR HELP WITH THIS MATTHEWS ASIA FUNDS SPECIAL MEETING.

MATTHEWS ASIA FUNDS IMPORTANT SHAREHOLDER VOTE Your Prompt Response is Essential

Important Reminder—Your Vote is Needed

Dear Valued Shareholder,

This additional communication is being sent to obtain your proxy vote for the Special Meeting of Matthews Asia Funds. As of this mailing, we have not yet received your vote.

To proceed with the meeting, participation from shareholders representing a majority of outstanding shares is required. Your participation is essential.

If shareholders do not approve a New Agreement for each Fund, Matthews will no longer be authorized to serve as the Fund’s investment adviser. In that event, the Board would need to consider alternative arrangements for the Funds.

Shareholders who have already voted have overwhelmingly supported the proposal. However, it is still critical that we achieve sufficient shareholder participation to establish a quorum and conduct the meeting.

Please Provide Your Voting Instructions Today

Call 1-877-536-1560 to speak with a representative who can quickly record your vote. Representatives are available Monday through Friday: 9:00 a.m. to 10:00 p.m. ET and Saturday: 10:00 a.m. to 6:00 p.m. ET.

The call takes only a few moments, and our team is ready to assist you. Thank you for your prompt attention.

Sincerely, Deepa Damre Smith Vice President, Matthews Asia Funds

YOUR INVESTOR ID IS: 01234567891	Security ID: 12345678
Household ID: 01234567891
matthewsasia.com	Matthews Asia Funds | Four Embarcadero Center, Suite 550, San Francisco, CA 94111

Matthews Asia Funds Four Embarcadero Center, Suite 550 San Francisco, CA 94111

MATTHEWS EMERGING MARKETS EX CHINA ACTIVE ETF SHAREHOLDERS

YOUR PARTICIPATION IS CRITICAL—PLEASE VOTE TODAY

[insert date], 2026

Dear Shareholder:

We are contacting you because we have not yet received your voting instructions for the upcoming Special Meeting of Shareholders, which includes the Matthews Emerging Markets ex China Active ETF.

While most other Matthews Asia Funds have received sufficient shareholder participation to proceed with the important business of the Funds, the Matthews Emerging Markets ex China Active ETF has not yet achieved the required level of voting participation. As a result, the Board may be required to consider liquidation of the Fund if sufficient shareholder responses are not received.

A liquidation of the Fund could result in a taxable event for shareholders.

Your vote is critical. If you do not provide your proxy vote promptly, the Matthews Emerging Markets ex China Active ETF may be unable to continue operating. Importantly, any vote counts, including a vote of “ABSTAIN.”

Please submit your voting instructions using one of the voting methods provided on the enclosed ballot.

Thank you for your prompt attention and participation.

Sincerely,

Mark W. Headley

President of Matthews Asia Funds